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                                                                    Exhibit 23.7

                                    Consent

     I, Anthony P. Frabotta, do hereby consent to the inclusion of biographical information about me, including my name, age, positions to be held with CenterPoint Advisors, Inc., a Delaware corporation (the "Company") and its subsidiary, my expected term as a director of the Company and the other information required to be provided in the Company's Registration Statements on Form S-1 and S-4 (the "Registration Statements") to be filed with the Securities and Exchange Commission which information will appear principally in the section entitled "Management -- Executive Officers and Directors." I further consent to the filing of this consent as an exhibit to the Registration Statements.



                                     /s/ Anthony P. Frabotta
                                     -------------------------------------
                                     Anthony P. Frabotta

Dated: March 31, 1999